Exhibit 10.5

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 5, 2015, is entered into by and among Pitney Bowes Inc., a Delaware corporation (“Parent”), BrickBreaker Acquisition Corp., a Delaware corporation and a Subsidiary of Parent (“Purchaser”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”).  All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A (all such shares of Company Common Stock, together with any shares of Company Common Stock that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the Termination Date (as defined below) (collectively “After-Acquired Shares”), being referred to herein as the “Subject Shares” of such Stockholder), provided that “Subject Shares” shall not include Shares beneficially owned in the form of Company Options, but only to the extent such Company Options remain unvested, restricted or unexercised, as the case may be;

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and Borderfree Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Purchaser to commence an offer to purchase all the outstanding shares of Company Common Stock and for the Merger of the Company and Purchaser, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
 AGREEMENT TO TENDER AND VOTE

1.1.            Agreement to Tender.  Subject to the terms of this Agreement, unless the Merger Agreement has been validly terminated in accordance with its terms, each Stockholder hereby agrees to accept the Offer with respect to all the Subject Shares of such Stockholder and tender or cause to be tendered in the Offer all of such Stockholder’s Subject Shares that such Stockholder is permitted to tender under applicable Law pursuant to and in accordance with the terms of the Offer, free and clear of all Share Encumbrances except for Permitted Share Encumbrances (each as defined  below).  Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) business days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any After-Acquired Shares directly or indirectly issued to or acquired or otherwise beneficially owned by such Stockholder subsequent to such tenth (10th) business day, or in each case if such Stockholder has not received the Offer Documents by such time, no later than two (2) business days after the acquisition of such After-Acquired Shares or receipt of the Offer Documents, as the case may be), each Stockholder shall deliver pursuant to the terms of the Offer (a) a letter of transmittal (together with all other documents or instruments required to be delivered by Company stockholders pursuant to such letter) with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer and (b) a certificate or certificates representing all such Subject Shares that are certificated or, in the case of Subject Shares that are Book Entry Shares, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered in the Offer, including a reference to this Agreement, and requesting delivery of an “agent’s message” or such other evidence, if any, of transfer as the Paying Agent may request to effect or evidence the transfer thereof.  Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw such Subject Shares from the Offer, unless and until (i) the Merger Agreement shall have been validly terminated in accordance with its terms, (ii) the Offer shall have been terminated, withdrawn or shall have expired, or (iii) this Agreement shall have been terminated in accordance with Section 5.2 hereof.  Upon the occurrence of (i), (ii) or (iii) in the preceding sentence, Parent and Purchaser shall promptly return, and shall cause the Paying Agent to promptly return, all Subject Shares tendered by Stockholder.

1.2.            Agreement to Vote.  Each Stockholder hereby irrevocably and unconditionally agrees that, subject to the terms of this Agreement, until the Termination Date, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of such Subject Shares (i) unless the Merger Agreement has been validly terminated in accordance with its terms, against any action or agreement that is intended or would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any Stockholder contained in this Agreement or (B) result in any of the conditions set forth in Article 7 or Annex I of the Merger Agreement not being satisfied in a timely manner; (ii) against any Acquisition Proposal or any action in furtherance of a specific Acquisition Proposal  and (iii) unless the Merger Agreement has been validly terminated in accordance with its terms, against any other action, agreement or transaction involving the Company or any Company Subsidiary that is intended or would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Transactions); (y) a sale, lease, license or transfer of a material amount of assets of the Company or any reorganization, recapitalization or liquidation of the Company; or (z) any change in the present capitalization of the Company or any amendment or other change to the Company Charter Documents as in effect on the date hereof. No Stockholder shall agree or commit to take any action inconsistent with the foregoing. Subject to the proxy granted under Section 1.3 below, each Stockholder shall retain at all times the right to vote the Subject Shares (with respect to which the Stockholder is entitled to vote) in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

1.3.            Irrevocable Proxy.  Solely with respect to the matters described in Section 1.2, for so long as the Termination Date has not occurred, each Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as its proxy and attorney-in-fact with full power of substitution and resubstitution, for and in the name, place and stead of such Stockholder, to the full extent of such Stockholders’ voting rights with respect to all such Stockholders’ Subject Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL), to vote, and to execute written consents with respect to, all such Stockholders’ Subject Shares (with respect to which the Stockholder is entitled to vote) on the matters described in Section 1.2 and in accordance therewith.  Each Stockholder hereby affirms that such irrevocable proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein.  Such proxy shall automatically terminate upon the occurrence of the Termination Date.  Parent may terminate this proxy with respect to a Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE II
 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, severally and not jointly, to Parent and Purchaser that:

2.1.            Authorization; Binding Agreement.  If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).  If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse and is enforceable against such Stockholder’s spouse in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).

2.2.            Non-Contravention.  Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with, or result in a breach of any provision of, the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any Consent of, or registration, declaration or filing with, any Governmental Body on the part of such Stockholder, except for the filing of such reports as may be required under Sections 13(d) and 16 of the Exchange Act or the HSR Act in connection with this Agreement and the transactions contemplated hereby, (c) violate, contravene or conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares are bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Share Encumbrance of any kind on any asset of such Stockholder (other than one created by Parent or Purchaser or otherwise pursuant to this Agreement), or (e) violate, contravene or conflict with any Law or Order applicable to such Stockholder or by which any of its Subject Shares are bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair, impede, delay or frustrate the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.3.            Ownership of Subject Shares; Total Shares.  Such Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrances, proxies, voting trusts or agreements, options or rights, understandings or arrangements inconsistent with this Agreement or the transactions contemplated hereby, or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Share Encumbrances”), except for any such Share Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law (collectively, “Permitted Share Encumbrances”).  The shares of Company Common Stock listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Company Common Stock owned by such Stockholder, beneficially or of record, as of the date hereof, and such Stockholder and its Affiliates do not own, beneficially or of record, any restricted stock, restricted stock units, options, warrants or other rights to acquire shares of Company Common Stock or any securities convertible into or exchangeable for shares of Company Common Stock.

2.4.            Voting Power.  Such Stockholder has sole voting power with respect to all such Stockholder’s Subject Shares, and sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I and Article IV herein, sole power to demand or waive any appraisal rights with respect to the Subject Shares and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares.

2.5.            Reliance.  Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6.            Absence of Litigation.  With respect to such Stockholder, as of the date hereof, there is no Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Body that would reasonably be expected to prevent, delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise impair such Stockholder’s ability to perform its obligations hereunder.

2.7.            Brokers.  No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Parent, Purchaser or Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to the Stockholders that:

3.1.            Organization and Qualification.  Each of Parent and Purchaser is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

3.2.            Authority for this Agreement.  Each of Parent and Purchaser has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Purchaser have been duly and validly authorized by all necessary entity action on the part of each of Parent and Purchaser, and no other entity proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general equity principles).

3.3.            Non-Contravention.  Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation of the transactions contemplated hereby nor compliance by them with any provisions herein will (a)  violate, contravene or conflict with, or result in a breach of any provision of, the certificate of incorporation or bylaws (or other similar governing documents) of each of Parent and Purchaser, (b) require any Consent of, or registration, declaration or filing with, any Governmental Body on the part of Parent and Purchaser, except for the filing of such reports as may be required under the Exchange Act or the HSR Act in connection with this Agreement and the transactions contemplated hereby, or (c) violate, contravene or conflict with any Law or Order applicable to Parent or Purchaser or by which any of their respective properties or assets are bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair, impede, delay or frustrate the ability of Parent or Purchaser to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE IV
 ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the Termination Date:

4.1.            No Transfer; No Inconsistent Arrangements.  Except as provided hereunder, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Share Encumbrance, other than Permitted Share Encumbrances, on any of such Stockholder’s Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer), or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract, option or other agreement (including profit sharing agreement), arrangement or understanding with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect.  Any action taken in violation of the foregoing sentence shall be null and void ab initio.  If any involuntary Transfer of any of such Stockholder’s Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.  Notwithstanding anything in this Agreement to the contrary, until the Termination Date, such Stockholder shall not, directly or indirectly, accept any tender offer or exchange offer that constitutes a Acquisition Proposal and shall not tender any Subject Shares in any such tender offer or exchange offer.

4.2.            No Exercise of Appraisal Rights.  Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Merger unless  the Merger Agreement is validly terminated in accordance with its terms.

4.3.            Documentation and Information.  Such Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent).  Such Stockholder consents to and hereby authorizes Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC or other Governmental Body or applicable securities exchange, and any press release or other disclosure document that is required in connection with the Offer, the Merger and any other transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body or securities exchange.  Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder makes no representations, and shall have no liability to Parent, Purchaser or the Company or any of their respective Affiliates, with respect to any other disclosure made by Parent, Purchaser, the Company or any of their respective Affiliates (other than Stockholder), or with respect to any other information contained in any such disclosure documents.

4.4.            Adjustments.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.5.            Waiver of Certain Actions.  Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the Closing) or (b) alleging a breach of any duty of the Board of Directors of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.  Notwithstanding Section 5.2, in the event the Offer is consummated, this Section 4.5 shall survive the consummation of the Offer indefinitely.

4.6.            No Solicitation.  Subject to Section 5.15, each Stockholder shall not, and shall cause its controlled Affiliates and its and their respective Representatives not to, and each Stockholder shall not publicly propose to, directly or indirectly (other than with respect to Parent and Purchaser), (a) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries with respect to or in connection with or with the purpose or effect of encouraging or facilitating, an Acquisition Proposal, or (c) enter into any letter of intent, agreement, contract, commitment, agreement in principle or any other arrangement or understanding with respect to an Acquisition Proposal or enter into any agreement, contract, commitment, arrangement or understanding requiring such Stockholder to, or contemplating that such Stockholder will, abandon, terminate or fail to consummate the transactions contemplated by this Agreement.  Each Stockholder shall, and shall cause its controlled Affiliates and its and their respective Representatives to, immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any Third Party theretofore conducted by such Stockholder, its controlled Affiliates or its or their respective Representatives with respect to an Acquisition Proposal. Except to the extent such notice has previously been provided by the Company pursuant to the Merger Agreement, each Stockholder shall as promptly as practicable (and in any event within twenty-four (24) hours) notify Parent of any Acquisition Proposal, or any request for information or inquiry that such Stockholder reasonably believes could lead to or contemplates an Acquisition Proposal, which notification shall include (i) a copy of the applicable written Acquisition Proposal, request or inquiry (or, if oral, the material terms and conditions of such Acquisition Proposal, request or inquiry) (including in each case any subsequent material amendments or other  material modifications thereto) and (ii) the identity of the Third Party making such Acquisition Proposal, request or inquiry.  Notwithstanding anything to the contrary provided in this Agreement, the Stockholder or any of its controlled Affiliates or Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with an Acquisition Proposal in the event that the Company is permitted to take the actions set forth in Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

4.7.            Stockholder Litigation.  Each Stockholder shall provide Parent with prompt notice of any claim or Legal Proceeding (including any class action or derivative litigation) brought, asserted or commenced by, on behalf of or in the name of, against or otherwise involving such Stockholder relating to the Offer, the Merger, this Agreement or any of the transactions contemplated by this Agreement, and shall keep Parent informed on a reasonably prompt basis with respect to the status thereof. Each Stockholder shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation, and no such settlement shall be agreed to without the Parent’s prior written consent.

4.8.            Reasonable Best Efforts. Unless the Merger Agreement has been validly terminated in accordance with its terms, each Stockholder shall use its reasonable best efforts to take, or cause to be taken, any and all actions and to do, or cause to be done, and to assist with Parent, Purchaser and the Company in doing, any and all things, necessary, proper or advisable to consummate and make effective the Offer, the Merger and the other Transactions.

ARTICLE V
 MISCELLANEOUS

5.1.            Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent or Purchaser, to the address or facsimile number set forth in Section 9.8 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2.            Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the acceptance for payment by Purchaser of all of the Shares validly tendered pursuant to the Offer and not properly withdrawn, (d) upon mutual written consent of the parties to terminate this Agreement,  and (e) the date of any modification, waiver or amendment of the Merger Agreement in a manner that reduces the amount or changes the form of consideration payable thereunder to such Stockholder (the date of termination with respect to any Stockholder being referred to herein as the “Termination Date”).  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any Willful Breach (as defined in the Merger Agreement) of this Agreement prior to termination hereof, (y) the provisions of this Article V (excluding 5.14) shall survive any termination of this Agreement, and (z) the provisions of Section 4.5 shall survive any termination of the date hereof in the event the Offer has been consummated.

5.3.            Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.  Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

5.4.            Expenses.  All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

5.5.            Entire Agreement.  This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to, the subject matter of this Agreement.

5.6.            Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that either Parent or Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Purchaser) or to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as applicable, of any of its obligations under this Agreement.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.7.            Specific Enforcement; Jurisdiction.  (a)  The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 5.7(b), without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement.

(b)            Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware) for the purpose of any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware) in the event any Proceeding arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, on behalf of itself or its property, in accordance with Section 5.1 (provided that nothing in this Section 5.7(b) shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware).  The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

5.8.            Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Proceeding arising out of this Agreement or any of the transactions contemplated hereby.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 5.8.

5.9.            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.10.            Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.11.            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party.

5.12.            Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

5.13.            Interpretation.  The rules of construction set forth in Section 9.12 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

5.14.            Further Assurances.  Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform its obligations under this Agreement.

5.15.            Capacity as Stockholder.  Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company.  Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

5.16.            Stockholder Obligation Several and Not Joint.  The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

5.17.            Headings.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PITNEY BOWES INC.

By:	/s/ Marc B. Lautenbach
Name: Marc B. Lautenbach
Title: President and Chief Executive Officer

BRICKBREAKER ACQUISITION CORP.

By:	/s/ Steven J. Green
Name: Steven J. Green
Title: President

STOCKHOLDER

ADAMS STREET V, L.P.

By:	Adams Street Partners, LLC, its General Partner

By:	/s/ Jeffrey T. Diehl
Name: Jeffrey T. Diehl
Title: Partner

BVCF IV, L.P.

By:	Adams Street Partners, LLC, its General Partner

By:	/s/ Jeffrey T. Diehl
Name: Jeffrey T. Diehl
Title: Partner

Notice Address:
c/o Adams Street Partners, LLC

One North Wacker Drive, Suite 2200
Chicago, IL 60606

Schedule A

Name of Stockholder	Number of Shares of Company Common Stock
Adams Street V, L.P.	2,763,426
BVCF IV, L.P.	2,763,426